Joint Filer Information:

Name:                     Diageo US Limited
Address                   8 Henrietta Place
                          London W1G 0NB

Designated Filer:         Diageo plc
Issuer and Ticker Symbol: General Mills, Inc. ("GIS")
Date of Event
  Requiring Statement:    10/04/04

Signature: /s/ John Nicholls
           ---------------------------
           By:    John Nicholls
           Title: Company Secretary



Name:                     Diageo Great Britain Limited
Address                   8 Henrietta Place
                          London W1G 0NB

Designated Filer:         Diageo plc
Issuer and Ticker Symbol: General Mills, Inc. ("GIS")
Date of Event
  Requiring Statement:    10/04/04

Signature: /s/ John Nicholls
           ---------------------------
           By:    John Nicholls
           Title: Company Secretary